UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 29, 2007
ViewCast.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-29020	75-2528700

(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas	75075

(Address of Principal Executive Offices)	(Zip Code)
(972) 488-7200

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Purchase and Sale Agreement/Security Agreement
     On June 29, 2007, ViewCast.com, Inc. (the “Company”) entered into a Purchase and Sale Agreement/Security Agreement (the “Agreement”) by and among the Company, Osprey Technologies, Inc. (“Osprey”), Videoware, Inc. (“Videoware” and whether one or more, “ViewCast”) and AMEGY BANK NATIONAL ASSOCIATION, a national banking association (“Amegy”). The Agreement provides ViewCast with an accounts receivable loan facility to provide a source of working capital.
     Under the Agreement, ViewCast may sell selected accounts receivable to Amegy from time to time. Amegy will provide to ViewCast an eighty-five percent advance on sold accounts receivable and retain a fifteen percent discount. Upon collection of an account receivable, the remaining fifteen percent is rebated to ViewCast less the Amegy fixed and variable discounts. The Amegy fixed discount equals 0.2% of the account receivable for the first 15 days the account receivable is outstanding plus an additional 0.2% for each additional 15 day period, up to 1.2% for receivables 76 to 90 days outstanding. The Agreement provides a maximum fixed discount of 6.2% for domestic receivables that are 91 to 120 days outstanding. Accounts receivable from foreign accounts have an additional 1.0% fixed discount fee as described in the Amendment to the Purchase and Sale Agreement (the “Amendment”). The variable discount is calculated for each day that the amount advanced by Amegy is outstanding until repaid by collection of the account receivable and equals the prime rate plus 1.5% divided by 360 multiplied by the advance amount for each account receivable.
     ViewCast may repurchase any account receivable previously sold and is required to repurchase an account receivable after 90 days if not previously collected or if the receivable becomes disputed or any covenant, representation or warranty contained in the Agreement is breached or Viewcast otherwise becomes in default. The minimum fee payable to Amegy is $250 per month and is applied against any discount earned by Amegy. Accordingly, either party may terminate this Agreement at any time as it relates to future accounts receivable. As to accounts receivable at any time purchased, however, ViewCast may terminate this Agreement only upon 30 days prior written notice to Amegy, and subject to the certain terms.
     To secure the amounts due under the Agreement, Viewcast granted Amergy a security interest in all of its assets owned as of the date of the Agreement or thereafter acquired. The Agreement also contains representations, warranties, covenants and indemnities customary for agreements of this type.
     This description of the Agreement and the Amendment is qualified in its entirety by reference to the Agreement and the Amendment, which are filed as Exhibits 10.40 and 10.41 to this report and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01 “Entry into a Material Definitive Agreement — “Purchase and Sale Agreement/Security Agreement” regarding the Company’s entry into the Agreement.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.40	Purchase and Sale Agreement/Security Agreement by and among ViewCast.com, Inc., Osprey Technologies, Inc., Videoware, Inc. and Amegy Bank National Association., dated June 29, 2007.

10.41	Amendment to Purchase and Sale Agreement/Security Agreement by and among ViewCast.com, Inc., Osprey Technologies, Inc., Videoware, Inc. and Amegy Bank National Association., dated June 29, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: July 6, 2007

By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.40	Purchase and Sale Agreement/Security Agreement by and among ViewCast.com, Inc., Osprey Technologies, Inc., Videoware, Inc. and Amegy Bank National Association., dated June 29, 2007.

10.41	Amendment to Purchase and Sale Agreement/Security Agreement by and among ViewCast.com, Inc., Osprey Technologies, Inc., Videoware, Inc. and Amegy Bank National Association., dated June 29, 2007.